Exhibit 99

Bassett Furniture Industries, Inc.	J. Michael Daniel
P.O. Box 626	Senior Vice President and
Bassett, VA 24055	Chief Financial Officer
(276) 629-6614 – Investors

Jay S. Moore
Director of Communications
For Immediate Release	(276) 629-6450 – Media

Bassett Furniture News Release

Bassett Announces Intention to Acquire Remaining Portion of Zenith

(Bassett, Va.) – January 21, 2015 – Bassett Furniture Industries, Inc. announced today its intention to acquire the remaining 51% of Zenith Freight Lines, LLC in a transaction that is expected to close early next month.

Commenting on the deal, Robert H. Spilman, Jr., Bassett’s President and CEO said, “Our initial investment in Zenith dates back to 1999. Since that time, the strategic significance of the partnership has risen to include the over the road transportation of furniture, the operation of regional wholesale distribution centers in eight states, and the management of various home delivery facilities that service Bassett Home Furnishings stores and other clients in local markets around the United States. We believe that now is the time to consummate this transaction as the founding Hawn family begins to address estate planning considerations. Despite this new ownership structure, we are pleased that Zenith will continue to be led by Jack Hawn, President and CEO and Deborah Hawn, Executive Vice President. They will continue to manage Zenith with the same day to day commitment that has resulted in revenue growth exceeding 300% in the past decade. Finally, we will vigorously pursue additional operating efficiencies that should produce enhanced operating performance for the combined entity in the future.”

“Zenith represents the life’s work of the Hawn family”, commented Mr. Hawn. “I am very proud of the best of class furniture transportation and logistics services company that we have built over the past 40 years. I am also proud to count many furniture retailers, manufacturers, and distributors as valued clients and as personal friends. It is in this light that Deborah and I plan to continue to lead the Zenith team in serving our current customers and gaining the trust of new ones as we expand our nationwide furniture supply chain platform in the future.”

About Bassett Furniture Industries, Inc.

Bassett Furniture Industries, Inc. (NASDAQ:BSET), is a leading manufacturer and marketer of high quality, mid-priced home furnishings. With 94 company- and licensee-owned stores at the time of this release, Bassett has leveraged its strong brand name in furniture into a network of corporate and licensed stores that focus on providing consumers with a friendly environment for buying furniture and accessories. The most significant growth opportunity for Bassett continues to be the Company’s dedicated retail store program. Bassett’s retail strategy includes affordable custom-built furniture that is ready for delivery in the home within 30 days. The stores also feature the latest on-trend furniture styles, more than 1,000 upholstery fabrics, free in-home design visits, and coordinated decorating accessories. Bassett is also growing its traditional wholesale business with more than 600 accounts on the open market, across the United States and internationally. For more information, visit the Company’s website at bassettfurniture.com. (BSET-E)

Certain of the statements in this release, particularly those preceded by, followed by or including the words “believes,” “expects,” “anticipates,” “intends,” “should,” “estimates,” or similar expressions, or those relating to or anticipating financial results for periods beyond the end of the fourth fiscal quarter of 2014, constitute “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended. For those statements, Bassett claims the protection of the safe harbor for forward looking statements contained in the Private Securities Litigation Reform Act of 1995. In many cases, Bassett cannot predict what factors would cause actual results to differ materially from those indicated in the forward looking statements. Expectations included in the forward-looking statements are based on preliminary information as well as certain assumptions which management believes to be reasonable at this time. The following important factors affect Bassett and could cause actual results to differ materially from those indicated in the forward looking statements: the effects of national and global economic or other conditions and future events on the retail demand for home furnishings and the ability of Bassett’s customers and consumers to obtain credit; and the economic, competitive, governmental and other factors identified in Bassett’s filings with the Securities and Exchange Commission. Any forward-looking statement that Bassett makes speaks only as of the date of such statement, and Bassett undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Comparisons of results for current and any prior periods are not intended to express any future trends or indication of future performance, unless expressed as such, and should only be viewed as historical data.

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